EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF

GENTHERM INCORPORATED

(reflecting all amendments through May 26, 2016)

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ARTICLE I

Meetings of Shareholders

Section 1.01.  Place of Meetings.

Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors (the “Board”) of Gentherm Incorporated (the “Corporation”) and stated in the notice of the meeting.  In accordance with the Michigan Business Corporation Act, the Board may in its discretion, but is not obligated to, allow shareholders to participate in a meeting of shareholders by remote communication in the manner approved by the Board.

Section 1.02.  Annual Meeting.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time as the Chairman of the Board, the Chief Executive Officer or the Board shall designate and stated in the notice of the meeting.

Section 1.03.  Special Meetings.

(A)A special meeting of the shareholders (1) may be called at any time and for any purpose by the Chairman of the Board, the Chief Executive Officer or the Board, and (2) shall be called by the Corporation upon the written request, duly made in accordance with these bylaws and applicable law, of shareholders holding shares representing at least 25% of all the votes entitled to be cast at such meeting.

(B)Shareholders requesting that a special meeting of the shareholders be called shall deliver a notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, together with documentation evidencing that such shareholders possess sufficient voting power to request such special meeting be called. Such notice also shall contain the general nature of the business proposed to be transacted and the information required by the final sentence of Section 1.06(A)(2) hereof (to be updated and supplemented as required by Section 1.06(C)(3) hereof) for the items proposed for the special meeting of the shareholders.  Within 10 business days after receipt of such notice and verification of the accompanying documentation, the Board shall fix a record date and meeting date for such special meeting, which meeting date shall be not less than 30 days nor more than 120 days after the date of such board action.

Section 1.04.  Notice of Meetings.

A written notice of the place, time and purposes of each meeting, whether annual or special, shall be given by the Corporation to each shareholder of record entitled to vote thereat not less than 10 days but not more than 60 days prior to the meeting date, unless a shorter time is provided by the Michigan Business Corporation Act and is fixed by the Board. The notice of any special meeting shall also state by or at whose direction it is being called.  If any notice, as provided in this Section 1.04, is mailed, it shall be directed to the shareholder in a postage prepaid envelope at the shareholder’s address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address.

Section 1.05.  Inspectors of Election.

The Board, or any officer duly authorized by the Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before performing such duties, shall take and sign an oath to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have the duties prescribed by the Michigan Business Corporation Act, including to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; receive votes, ballots, or consents; hear and determine challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make and execute a written report of any facts found by them and matters determined by them.

Section 1.06.  Notice of Shareholder Business and Nominations.

(A)Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.06, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Section 1.06, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely such notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as required by law or other applicable rules and regulations of a national securities exchange, in no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice (for either an annual meeting or special meeting) shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A and Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, if the shareholder, beneficial owner or affiliate, associate or person acting in concert were the “registrant” for purposes of such rule, and such nominee (together with any affiliate, associate or person acting in concert) were a director or executive officer of such registrant; and

(iii) such other information as the Board may reasonably require to determine the eligibility or independence of such proposed nominee to serve as a director of the Corporation.  Without limitation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.06) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and will comply, if so elected, with all policies of the Corporation applicable to directors.

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner;

(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner;

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(iv) a description of any proxy, relationship, agreement, arrangement and/or understanding (including any derivative or short positions, convertible security, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, in each case whether settled in shares or cash) that has or have been entered into by, or on behalf of, such shareholder and/or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes (including any performance-related fees) for, or increase or decrease the voting power of, such shareholder and/or such beneficial owner, with respect to shares of stock of the Corporation;

(v) a description of any agreement, arrangement or understanding between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation;

(vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(3)  Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.06 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 90 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)  Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting or by or at the direction of the Board. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.06, who shall be entitled to vote at the meeting, who provides the information required by the final sentence of Section 1.06(A)(2) hereof (to be updated and supplemented as required by Section 1.06(C)(3) hereof), and who complies with the notice procedures below. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by this Section 1.06(B) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Except as required by law or other applicable rules and regulations of a national securities exchange, in no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

(C)  General.

(1)  Only such persons who are nominated in accordance with the procedures set forth in this Section 1.06 or appointed pursuant to Section 3.09 below shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.06. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.06 and, if any proposed nomination or business is not in compliance with this Section 1.06, to declare that such defective proposal or nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 1.06, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section

1.06, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)  In addition to the foregoing provisions of this Section 1.06, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(3)  A shareholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before an annual or special meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

(4)  For the purposes of this Section 1.06, “beneficial owner” shall mean a person that (A) beneficially owns shares for purposes of Section 13(d) of the Exchange Act or (B) has or shares, pursuant to any agreement, arrangement or understanding, the right to acquire shares, the right to vote shares or has investment power with respect to such shares, in each case alone or in concert with others.

(5)  For purposes of this Section 1.06, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.07.  Quorum and Adjournment.

(A)Except as expressly provided in the Michigan Business Corporation Act or in the Corporation’s Articles of Incorporation (as amended or restated, the “Articles of Incorporation”), shareholders present in person or by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting shall constitute a quorum. Once a quorum is present, the shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(B)Regardless of whether a quorum is present, a meeting may be adjourned to another time and place by the chairman of the meeting or a vote of the shares present in person or by proxy.  Such adjournment may be made without notice if the time and place is announced at the meeting at which adjournment is taken; provided, that (1) no new record date is fixed after the adjournment and (2) the adjournment does not exceed 60 days.  If an adjournment is for more than 60 days or the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record on the record date entitled to vote at the meeting.  At the adjourned meeting at which a quorum is present in person or by proxy, only business that may have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given.

Section 1.08.  Vote of Shareholders.

(A)Except as otherwise provided in the Michigan Business Corporation Act, the Articles of Incorporation and these bylaws, for any matter at a meeting of shareholders on which such shareholder is entitled to vote, each shareholder of record as of the applicable record date shall be entitled to one vote for each share standing in such person’s name on the books of the Corporation. Whenever any action is to be taken by vote of the shareholders, other than the election of directors, it shall be authorized by a majority of the votes cast by holders of shares entitled to vote on the action, unless a vote of a greater number or voting by classes is required by the Michigan Business Corporation Act or the Articles of Incorporation.  Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon, except as otherwise required by the Michigan Business Corporation Act or the Articles of Incorporation.

(B)If the Articles of Incorporation authorize cumulative voting, a shareholder intending to cumulate votes for the election of directions in accordance with the Articles of Incorporation must provide timely notice to the Corporation.  To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 30th day nor earlier than the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 10 days before or more than 10 days after such anniversary date or if it is a special meeting, to be timely such notice must be delivered not earlier than the 60th day prior to such meeting and not later than the close of business on the later of (i) the 30th day prior to such meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, which announcement includes the names of the director nominees for election. Except as required by law or other applicable rules and regulations of a national securities exchange, in no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described in this Section 1.08(B).

Section 1.09.  Proxies.

A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for such shareholder by proxy. Each proxy must be in writing and signed by the shareholder or the shareholder’s attorney-in-fact, or otherwise in another form permitted by the Michigan Business Corporation Act. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.

Section 1.10.  Organization of Shareholders' Meetings.

At every meeting of the shareholders, the Chairman of the Board, or in such person’s absence, the Chief Executive Officer, or in such person’s absence, the President, or in such person’s absence, the Chief Financial Officer, or in such person’s absence, a Vice President, or in the absence of any of the above, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in such person’s absence any person appointed by the chairman, shall act as secretary.  The chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting, which shall be fair to shareholders.

ARTICLE II

Shareholders of Record

Section 2.01.  Record Date Fixed By Board.

The Board may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining the shareholders entitled to (A) notice of or to vote at any meeting of shareholders or any adjournment thereof, (B) express consent to or dissent from any proposal without a meeting, and (C) receive payment of any dividend or the allotment of any rights. Except as set forth in the Articles of Incorporation or as permitted by the Michigan Business Corporation Act, such date shall not be more than 60 days nor less than 10 days before the date of any meeting of shareholders, nor more than 60 days prior to any other action.  A determination of shareholders of record entitled to notice of, or to vote at, a shareholder’s meeting shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.  Only shareholders of record on the record date shall be entitled to notice of, or to participate, in the action to which the record date relates, notwithstanding any transfer of shares on the Corporation’s books after the record date.

Section 2.02.  Record Date Not Fixed By Board.

If a record date is not fixed by the Board:

(A)the record date for determining the shareholders entitled to notice of, or to vote at, a shareholder’s meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or if no notice is given, the close of business on the next preceding day on which the meeting is held;

(B)if prior action by the Board is not required with respect to the corporate actions to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

(C)the record date for determining shareholders for any other purpose shall be the close of business on the date on which the resolution of the Board relating to the action is adopted.

ARTICLE III

Directors

Section 3.01. General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by the Articles of Incorporation, these bylaws, or the Michigan Business Corporation Act.

Section 3.02. Number, Qualifications, and Term of Office.

(A)The number of directors of the Corporation shall not be less than seven nor more than 11. The exact number of directors shall be specified by a resolution duly adopted by the Board or shareholders. Subject to any further restrictions in the Articles of Incorporation, a bylaw change specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 % of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

(B)Except as set forth in Section 3.09 hereof, the directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until the director’s successor shall be duly elected and qualified or, if earlier, until death, resignation or removal.

Section 3.03.  Place of Meetings.

Meetings of the Board, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the Board.

Section 3.04.  Regular and Special Meetings.

(A)Regular meetings of the Board may be held with or without notice, at such places and times as the Board determines from time to time.  In the absence of a designation, regular meetings shall be held at the principal executive office of the Corporation.

(B)Special meetings of the Board may be called by the Chairman of the Board and the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary upon the request of two directors. Notice of any special meeting, stating the place, time and purpose of the meeting, shall be provided to each director, not later than two days’ prior to the day on which the meeting is to be held.  In the absence of a designation, special meetings shall be held at the principal executive office of the Corporation.  Unless limited by the Michigan Business Corporation Act, the Articles of Incorporation, these bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

(C)Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice will be provided in the manner specified for a special meeting.

Section 3.05.  Quorum; Manner of Action; Action by Consent.

(A)A majority of the directors in office at the time of any meeting of the Board, present in person or by means of telephonic conference or other means of remote communication through which all persons participating in the meeting can communicate with the other participants, shall be necessary and sufficient to constitute a quorum for the transaction of business, unless a higher number is otherwise required by the Articles of Incorporation.

(B)If a quorum is present, the affirmative vote of a majority of the directors present at such meeting shall be required for the approval of all actions to be taken by the Board, unless a higher vote is required by the Michigan Business Corporation Act, the Articles of Incorporation or these bylaws.

(C)Any action required or permitted to be taken under authorization voted at a meeting of the Board may be taken without a meeting if all members of the Board then in office consent to such action, in writing or by electronic transmission, and such consent shall have the same effect as a vote of the Board for all purposes.

Section 3.06.  Compensation.

Directors and committee members may receive such reasonable compensation, if any, for their services as directors or officers and such reimbursement of expenses as the Board so determines and irrespective of any personal interest of any of them; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.07.  Removal of Directors.

The shareholders may remove one or more or all of the directors from office, with or without cause, by vote of holders of a majority of shares entitled to vote at an election of directors, unless the Articles of Incorporation or Michigan Business Corporation Act require a higher vote for the removal of a director without cause.

Section 3.08.  Resignations.

Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or otherwise upon receipt by such person; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.09.  Vacancies.

Vacancies, including vacancies resulting from an increase in the number of directors, may be filled by (A) the Board, (B) if the directors remaining in office constitute less than a quorum, by the affirmative vote of a majority of directors or sole director remaining in office, or (C) by the shareholders.  No reduction in the authorized number of directors shall have the effect of removing any director before the expiration of such director’s term of office.

Section 3.10.  Organization of Board Meeting.

At each meeting of the Board, the Chairman, or in such person’s absence, the Chief Executive Officer, if such person is a director, or in such person’s absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in such person’s absence, any person appointed by the chairman, shall act as secretary of the meeting.

ARTICLE IV

Committees

Section 4.01.  Committees.

Unless otherwise provided in the Articles of Incorporation or these bylaws, the Corporation may have such committees as the Board shall by resolution from time to time determine, each consisting of one or more directors to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee.  Any committee shall have such powers and authority as are designated by the Board.  Pursuant to the Michigan Business Corporation Act, a committee does not have the power or authority to do the following:

(A)Amend the Articles of Incorporation, except prescribing the relative rights and preferences of shares of a series pursuant to the Michigan Business Corporation Act;

(B)Adopt an agreement of merger or share exchange;

(C)Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(D)Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution;

(E)Amend these bylaws;

(F)Fill vacancies on the Board; and

(G)Unless a resolution of the Board, the Articles of Incorporation or these bylaws so provide, declare a distribution or dividend or authorize the issuance of shares.

Section 4.02.  Regular and Special Meetings.

(A)Regular meetings of a committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board or committee thereof.

(B)Special meetings of a committee shall be held wherever called by the Board, the chairman of the committee or a majority of committee members. Notice of any special meeting and any adjournment thereof shall be provided not later than the second day prior to the day on which the meeting is to be held.  Unless limited by the Michigan Business Corporation Act, the Articles of Incorporation, these bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the committee.

Section 4.03.  Quorum; Manner of Action; Action by Consent.

(A)A majority of the members of a committee in office at the time of any regular or special meeting of the committee, present in person or by means of telephonic conference or other means of remote communication through which all persons participating in the meeting can communicate with the other participants, shall constitute a quorum for the transaction of business, unless a higher number is otherwise required by the Articles of Incorporation or the Board resolution establishing such committee.

(B)If a quorum is present, the vote of a majority of the members present at such meeting shall be the act of the committee.  A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of an adjourned meeting need be given.

(C)Any action required or permitted to be taken under authorization voted at a meeting of a committee may be taken without a meeting if all members of the committee consent to such action, in writing or by electronic transmission, and such consent shall have the same effect as a vote of the committee for all purposes.

Section 4.04.  Records.

A committee may keep minutes of its proceedings and, if so, shall submit the same from time to time to the Board. The Secretary of the Corporation, or in such person’s absence, any person appointed by the chairman of the committee, shall act as secretary to the committee.

Section 4.05.  Vacancies.

Any newly created memberships and vacancies occurring in a committee shall be filled by resolution adopted by the Board.

ARTICLE V

Officers

Section 5.01. Officers.

The minimum officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, each as appointed by the Board.  If the Board so determines, the Corporation may also have a Chairman of the Board, as appointed by the Board.  The Board of Directors may appoint, and the President is empowered to appoint, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as deemed appropriate or necessary, with such duties and authority as determined by the Board or by the President, as applicable.  Any two or more offices, whether elective or appointive, may be held by the same person, except that an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or these bylaws to be executed, acknowledged or verified by two or more officers.

Section 5.02. Term of Office.

Each officer of the Corporation shall hold office for the term appointed, until such person’s successors shall have been duly appointed and qualified or until such person’s death, resignation or removal. All officers shall hold office at the pleasure of the Board. The appointment of an officer does not, by itself, create contract rights.

Section 5.03.  Resignation and Removal of Officers.

(A)Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof or at a subsequent time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

(B)Any officer appointed by the Board or by the President may be removed at any time, with or without cause, by vote at any meeting of the Board or, with respect to those officers appointed by the President, by action of the President.  The removal of an officer shall be without prejudice to such person’s contract rights, if any.

Section 5.04.  Vacancies.

If any vacancy shall occur in any office for any reason, the Board may appoint a successor to fill such vacancy for the remainder of the term; provided, however, that if any vacancy shall occur in any office for which the office holder was appointed by the President, the President may appoint a successor to fill such vacancy for the remainder of the term.

Section 5.05.  Compensation.

The compensation of all officers of the Corporation shall be fixed by the Board.

Section 5.06.  General Duties of Officers.

An officer shall have such authority and shall perform the duties in the management of the Corporation as provided in these bylaws, or as may be determined by resolution of the Board not inconsistent with these bylaws, or as determined by the President, with respect to office holders appointed by the President, and as generally pertain to their offices subject to the control of the Board.  Each officer may delegate to the other officers such authority and duties and in such manner as such officer deems advisable.

Section 5.07  Chairman of the Board.

The Chairman of the Board, if such office is filled, shall be a director and shall preside at all meetings of the shareholders and Board.

Section 5.08  Chief Executive Officer.

The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and has, subject to the authority of the Board, the general powers of supervision and management of the business and affairs of the Corporation, and the Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect.  In the absence, incapacity or death of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and have all the powers of the Chief Executive Officer; provided that, in the event the President is unable to perform such duties, the Chairman of the Board shall either perform such duties or designate such other officer of the Corporation to perform such duties until the Board shall determine otherwise.

Section 5.09.  President.

The President shall be the chief operating officer and shall have, subject to the authority of the Board and Chief Executive Officer, the general powers of supervision and management of the business and affairs of the Corporation.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board and shareholders.  In the absence, incapacity or death of the President, the Chairman of the Board shall designate a Vice President to perform all the duties of the President and have all the powers of the President until the Board shall determine otherwise; provided, however, that if the Chairman of the Board is unavailable or unable to so designate a Vice President for such purposes, the most senior Vice President, as previously determined by the Board, shall assume the duties of the President and have all the powers of the President until the Board shall determine otherwise.

Section 5.10.  Chief Financial Officer.

The Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of the Corporation.

Section 5.11.  Vice President.

The Vice Presidents, if any, shall assist and act under the direction of the Chief Executive Officer.  The Board may grant other Vice President titles which describe their functions or specify their order of seniority.

Section 5.12.  Secretary.

The Secretary shall act under the direction of the Chairman of the Board, Chief Executive Officer and President.  The Secretary shall attend all meetings of the Board and the shareholders and shall record all votes and the minutes of all proceedings (including any action by consent) in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board. The Secretary shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board and committees thereof; the Secretary shall have custody of the corporate seal, if same is provided, and, when authorized by the Board, Chief Executive Officer or President, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by the Secretary’s signature. The Secretary shall keep an account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates. In the absence of the Secretary, such person as shall be designated by the Chief Executive Officer shall perform the Secretary’s duties.

Section 5.13.  Treasurer.

The Treasurer shall act under the direction of the Chief Financial Officer.  The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer duly authorized by the Board, shall direct or approve. The Treasurer shall keep a full and accurate account of the Corporation’s assets, liabilities, receipts and disbursements in books of the Corporation, and shall render a statement of the Treasurer’s accounts whenever the Board shall require.  The Treasurer shall disburse funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the President.  When required by the Board, the Treasurer shall give bonds for the faithful discharge of the Treasurer’s duties in such sums and with such sureties as the Board shall approve.

ARTICLE VI

Indemnification

Subject to and in furtherance of the provisions of Article VII of the Articles of Incorporation:

Section 6.01.  Indemnification; Advancement of Expenses.

(A)The Corporation shall, to the maximum extent permitted by the Michigan Business Corporation Act, (1) indemnify each of its officers and directors (and such person’s heirs, executors, administrators and legal representatives) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (“Costs”) in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) arising by reason of the fact that any such person is or was an agent of the Corporation (a “Covered Matter”) and (2) pay or reimburse the reasonable expenses incurred by such person (and such person’s heirs, executors, administrators and legal representatives) acting in such capacity in connection with any Covered Matter in advance of the final disposition of the Covered Matter; provided, however, that except as to actions to enforce indemnification rights pursuant to Section 6.04 hereof, the Corporation shall indemnify and advance expenses for an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board; provided, further, that expenses shall only be advanced upon delivery to the Corporation of an undertaking by or on behalf of such person to repay such amounts if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized hereunder. For purposes of this Article VI, an “agent” of the Corporation includes any person who is or was a director or officer of the Corporation; or a director or officer of the Corporation that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

(B)The Corporation may provide such other indemnification to directors, officers, employees and agents as permitted by law and authorized by the Board.  The Corporation may advance expenses otherwise upon such terms and conditions as the Board deems appropriate.

Section 6.02.  Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the Corporation would have power to indemnify such person against such liability pursuant to Article VII of the Articles of Incorporation and/or this Article VI.

Section 6.03.  Constituent Corporations.

For the purposes of Article VII of the Articles of Incorporation and this Article VI, references to the Corporation include all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall such person’s heirs, executors, and administrators) stand in the same position, under the provisions of Article VII of the Articles of Incorporation and this Article VI, with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

Section 6.04.  Right of Claimant to Bring Suit.

If a claim under Article VII of the Articles of Incorporation and/or this Article VI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the State of Michigan, against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Michigan for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because such person has met the applicable standard of conduct set forth in the laws of the State of Michigan, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Notice of any application to the court pursuant to this Section 6.04 shall be given to the Corporation promptly upon filing.

Section 6.05. No Exclusivity.

The rights conferred on any person by Article VII of the Articles of Incorporation and this Article VI shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 6.06.  ERISA Fiduciaries.

To ensure indemnification under Article VII of the Articles of Incorporation and this Article VI of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article VI shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 6.07.  Survival.

The rights provided by Article VII of the Articles of Incorporation and this Article VI shall continue as to a person who ceases to be an indemnitee under the Articles of Incorporation or these bylaws and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.08.  Settlement of Claims.

The Corporation shall not be liable to indemnify any person under Article VII of the Articles of Incorporation or this Article VI, (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.09.  Contract Right; Effect of Amendment.

The rights provided by Article VII of the Articles of Incorporation and this Article VI shall be a contract right that vests at the time of such person’s service to, or at the request of, the Corporation.  Persons who after the date of the adoption of this Article VI become or remain indemnitees of the Corporation shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in Article VII of the Articles of Incorporation and this Article VI.  Any amendment, repeal, or modification of Article VII of the Articles of Incorporation or this Article VI shall not adversely affect any right or protection of any person existing at the time of such amendment, repeal, or modification.

Section 6.10.  Subrogation.

In the event of payment under Article VII of the Articles of Incorporation and/or this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11.  No Duplication of Payments.

The Corporation shall not be liable under Article VII of the Articles of Incorporation or this Article VI to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 6.12.  Savings Clause.

If Article VII of the Articles of Incorporation or this Article VI or any portion hereof or thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of Article VII of the Articles of Incorporation or this Article VI that shall not have been invalidated, or by any other applicable law.  If Article VII of the Articles of Incorporation or this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

ARTICLE VII

Share Certificates

Section 7.01.  Form; Signature.

(A)The shares of the Corporation shall be represented by certificates in such form or forms as shall be determined by the Board and shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and the Chief Financial Officer or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.  If a seal has been provided by the Corporation, the certificate may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee.  If any officer who has signed or whose facsimile has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

(B)Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s shares may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing the information required to be on certificates by the Michigan Business Corporation Act.  Notwithstanding the adoption of a resolution by the Board providing that any class or series of shares of the Corporation may be uncertificated, every holder of uncertificated shares shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such holder’s name.

Section 7.02.  Transfer Agents and Registrars.

The Board may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other states as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 7.03.  Transfers of Shares.

Transfers of shares shall be made on the stock transfer books of the Corporation only upon written request by the person named in the certificate, if any, or by such person’s attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates, if any, for a like number of shares of the same class, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation or its agents may reasonably require.

Section 7.04.  Registered Shareholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person’s equitable or other claim to interest in such shares, whether or not it shall have express or other notice thereof.

Section 7.05.  Lost Certificates.

In case any certificate representing shares shall be lost, stolen, or destroyed, the Board, or any officer duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate transfer agent and registered by the appropriate registrar. In each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

ARTICLE VIII

Miscellaneous

Section 8.01.  Fiscal Year.

The Board from time to time shall determine the fiscal year of the Corporation.

Section 8.02.  Signatures on Negotiable Instruments.

All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by the Board.  All funds of the Corporation not otherwise employed shall be deposited or used as the Board from time to time designates.

Section 8.03.  Dividends.

Except as otherwise provided in the Articles of Incorporation, dividends upon the shares of the Corporation may be declared and paid as permitted by law in such amounts as the Board may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the Articles of Incorporation.

Section 8.04.  Seal.

The Board may, but need not, provide a corporate seal of the Corporation.  If adopted, the corporate seal shall be circular and contain the name of the Corporation and the words “Corporate Seal Michigan.” The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

Section 8.05.  Corporation Offices.

The registered office of the Corporation shall be as set forth in the Articles of Incorporation. The Corporation may also have offices in such places as the Board may from time to time determine or the business of the Corporation requires, and such offices may be outside the State of Michigan.

Section 8.06.  Books and Records.

The Corporation shall keep within or outside of Michigan the books and records of account and minutes of the proceedings of its shareholders, Board and Board committees.  The Corporation shall keep at its registered office or at the office of the transfer agent within or outside of Michigan the records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record of shares.

Section 8.07.  Corporate Contracts.

The Board, except as otherwise provided in these bylaws, may authorize any officer or agent to enter into any contract or execute any instrument in the name of and for the Corporation; such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 8.08.  Notices and Waivers of Notice.

(A)  Delivery Of Notices.  All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by such person for that purpose or, if none is designated, at the shareholder’s last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors may also be delivered at such director’s office on the Corporation's premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section 8.08. When a notice is required or permitted by the Michigan Business Corporation Act or these bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 8.08 other than by mail shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed "dispatched" on the date the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.

(B)  Waiver Of Notices.  Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, such shareholder’s attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder's attendance at a meeting (in person or by proxy) will result in both of the following:

(1)Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(2)Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director's attendance at or participation in any Board or Board committee meeting waives any required notice to such director of the meeting unless such director, at the beginning of the meeting or upon such director’s arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 8.09.  Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Michigan Business Corporation Act shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, any indication of gender includes both genders and the term “person” includes a corporation, a natural person, an association, partnership or other entity.

Section 8.10.  Forum for Adjudication of Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Michigan located in Oakland County and the United States District Court for the Eastern District of Michigan shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Michigan Business Corporation Act, as may be amended from time to time, or (iv) any action asserting a claim otherwise governed by the State of Michigan’s “internal affairs doctrine”. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this provision of the Corporation’s bylaws.

ARTICLE IX

Amendments

Section 9.01.  Amendment by Shareholders.

New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that (a) if the Articles of Incorporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of such Articles of Incorporation; and (b) if the Articles of Incorporation provide that the number of authorized directors of the Corporation may not be changed without a class vote by a certain class of shareholders of the Corporation, the authorized number of directors may be changed only in compliance with such provision of the Articles of Incorporation.

Section 9.02.   Amendment By Board.

Subject to the rights of the shareholders as provided in Section 9.01 hereof, these bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the Board.

ARTICLE X

Scope of Bylaws

These bylaws govern the regulation and management of the affairs of the Corporation to the extent they are consistent with applicable law and the Articles of Incorporation. To the extent they are not consistent, applicable law and the Articles of Incorporation will govern.